SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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WESTERN DIGITAL CORPORATION

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Compensation Decisions to Reflect Transformation

2016-2017 PSU Performance Period Included Significant Company Transformation

August 2015:
Compensation Committee approves PSU grant

- At the time the PSU metric goals were set, the SanDisk acquisition was neither fully negotiated nor guaranteed to close; therefore, the targets were set based on the company's then-current operations and products - primarily hard disk drive storage products and solutions

October 19, 2015:
Lifting of HGST hold separate

October 21, 2015:
SanDisk acquisition is announced

May 12, 2016:
SanDisk acquisition closes

- ~$16 billion acquisition that significantly diversified WDC's storage technology and solutions, and transformed Western Digital
- Positioned Western Digital to take advantage of growing data storage market

From the close of the SanDisk acquisition to the end of Fiscal 2017, Western Digital generated TSR of 153%

June 30, 2017:
End of PSU performance period

- Formulaic calculation of PSU achievements would have resulted in 35% payout (SanDisk excluded; TAM modifier based on how storage was measured in 2015 (in units))
- Given the tremendous business transformation over this period, the Committee used its discretion to pay out PSUs at a level commensurate with what payouts would have been if consistent with the current TAM methodology – payout would have been 90%
- The Committee believed a payout at 90% of target more accurately reflected the performance that was intended to be measured

Our business transformed during the PSU performance period following our acquisition of SanDisk to include multiple data storage solutions. The Committee excluded the impact of SanDisk from the PSU award calculation, but used upward discretion to account for the shift in TAM methodologies and to more closely align with our true performance following this transformation.

2016-2017 PSU Payouts If Total Company Performance Were Measured: 200% of Target Level

PSU Cumulative Goals Adj. by TAM *(in billions)*

		Total Company Calculation (includes SanDisk for illustrative purposes)			Discretionary Adj. Used by Compensation Committee (excludes SanDisk)		
	Target (100%)	*Actual Performance*	*Achievement Rate*	*Final Payout Rate*	*Actual Performance*	*Achievement Rate*	*Final Payout Rate*
Revenue	$25.885	$32.087	124%	200%	$23.633	91%	75%
Operating Income	$ 3.543	$ 5.041	142%	200%	$ 2.724	77%	105%
Overall Payout				200%			90%

Western Digital.

©2017 Western Digital Corporation or its affiliates. All rights reserved. Confidential.

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